UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025 (August 26, 2025)

LIFELOC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LCTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2025, Lifeloc Technologies, Inc. (“Lifeloc”) entered into Amendment No. 3 to License Agreement No. 15-C02736 with National Technology & Engineering Solutions of Sandia, LLC. The amendment modifies certain provisions of the license agreement relating to U.S. competitiveness requirements, change of control, assignment, and milestone obligations, and includes related definitional and exhibit updates.

A copy of Amendment No. 3 is attached as Exhibit 10.1. Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

The information in this Item 1.01, including Exhibit 10.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to License Agreement No. 15-C02736 with National Technology & Engineering Solutions of Sandia, LLC

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Wayne R. Willkomm
Wayne R. Willkomm, PhD. President and Chief Executive Officer